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                                BOWNE & CO, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
























Effective as of January 1, 1999
Revised as of March 12, 2000

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                                BOWNE & CO. INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  INTRODUCTION
                                  ------------


Bowne & Co., Inc. (the "Company") has adopted the Bowne & Co., Inc. Supplemental Executive Retirement Plan (the "SERP") effective as of January 1, 1999 to provide additional retirement income and death benefit protection to certain highly-compensated employees of the Company in recognition of their contribution to the Company in carrying out their senior management responsibilities. The terms and conditions of participation and benefits under the SERP are set out in this document.

All benefits payable under this Plan, which is intended to constitute a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall be paid out of the general assets of the Company. The Company may establish and fund a trust in order to aid in providing benefits due under the Plan.


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                               BOWNE & CO., INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                             ARTICLE 1. DEFINITIONS
                             ----------------------

1.01 "ACTUARIAL EQUIVALENT" shall mean the equivalent value when computed on the basis of the average of the mortality rates for males and females (50/50 blend) under the 1983-GAM Mortality Table and an interest rate of five (5) percent per year, compounded annually and with respect to a lump sum determined under Section 3.06 the IRS Interest Rate."

1.02 "ADMINISTRATIVE COMMITTEE" shall mean the Corporation's Compensation Committee of the Board of Directors, any successor or substitute committee thereto or, during any period of time when no such committee is in existence, the Corporation's entire Board of Directors.

1.03 "AFFILIATED COMPANY" shall mean any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under
     Section 414(o) of the Code.

1.04 "ANNUAL BONUS" shall mean the amount, if any, awarded to an Eligible Employee under the Company's annual bonus program.

1.05 "AVERAGE FINAL COMPENSATION" shall mean the average of the annual Compensation of an Eligible Employee during the five (5) calendar years in the last ten (10) years of his or her


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                                                                          Page 2

     employment immediately preceding the date of his or her termination of employment with the Company and all Affiliated Companies, or the date he or she ceases to be an Eligible Employee, if earlier, which affords the highest such average; provided, however, if a Member has less than five years of employment with the Company or an Affiliated Company on his or her termination date if such date is after the occurrence of a Change of Control Event, or his or her date of death or the date he or she becomes entitled to a disability Benefit under Section 3.05, the determination of such Member's Average Final Compensation shall be based on his or her Compensation during all of his or her years of employment with the Company and all Affiliated Companies. In determining a Member's Average Final Compensation, Annual Bonuses shall be applied to the calendar year in which the services relating to the bonus have been rendered.

1.06 "BENEFICIARY" shall mean the person or persons designated by a Member as a beneficiary in a time and manner determined by the Administrative Committee. If the Member fails to designate a Beneficiary or if the Beneficiary predeceases the Member, the Member's spouse shall be the Beneficiary or if no spouse survives the Member, the Member's estate shall be the Beneficiary. A Member may change his or her designated Beneficiary in a time and manner determined by the Administrative Committee.

1.07 "BENEFIT COMMENCEMENT DATE" shall mean the first of the month in which an amount is due on behalf of a Retiree in accordance with the provisions of
     Section 3.02, 3.04, or 3.05, whichever is applicable.

1.08 "BENEFIT(S)" shall mean the payments payable under Article 3 of this Plan.

1.09 "BOARD OF DIRECTORS" shall mean the Board of Directors of Bowne & Co., Inc.

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1.10 "CHANGE OF CONTROL EVENT" shall mean any of the following:

 (a) a change is proposed by the stockholders of the Corporation as to the number of members, or incumbent membership, of the Corporation's Board of Directors such that the incumbent members of said Board of Directors immediately prior to such change would no longer constitute at least a majority of the Board of Directors after such change and such proposal is enacted; or the Board of Directors as constituted immediately prior to any action by the Corporation's stockholders with respect to such proposal determines that such proposal, if enacted, would constitute a change in control of the Corporation, and such proposal is enacted;

 (b) any determination is made by the Board of Directors of the Corporation that there has been a change in the control of the Corporation because a person (as such term is used in Section 13(d) of the Securities Exchange of 1934, as amended (the "Exchange Act")), together with such person's affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), has become, and was not on the Effective Date, the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of 10% or more of the voting power of the Corporation's then outstanding securities;

 (c) any person (other than any employee stock ownership trust or similar entity created by the Corporation for the benefit of its employees), together with its affiliates, has become, at any date after the Effective Date, the beneficial owner, directly or indirectly, of 33% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of the Corporation's directors; or

 (d) the approval by the stockholders of the Corporation of the merger or consolidation of the Corporation with any other corporation, unless the incumbent members of the Board of Directors


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     of the Corporation as constituted immediately prior to such merger or consolidation shall constitute at least a majority of the directors of the surviving parent (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such corporation.

     Any determination of the occurrence of any Change of Control Event made in good faith by the Board of Directors of the Corporation, on the basis of information available at the time to it, shall be conclusive and binding for all purposes.

1.11 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12 "COMPANY" shall mean Bowne & Co., Inc. or any successor by merger, purchase or otherwise, with respect to its employees and such affiliated companies authorized by the Board of Directors, on such terms and conditions as the Board of Directors may determine, to participate in the Plan.

1.13 "COMPENSATION" shall mean the annual base salary paid during a calendar year to an Eligible Employee for services rendered to the Company and the full Annual Bonus accrued for services rendered to the Company during such calendar year including the portion of the Annual Bonus paid pursuant to a deferred compensation plan maintained by the Company, determined prior to any salary reduction made pursuant to a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code), or pursuant to a "cafeteria plan" (as defined under Section 125 of the Code). No other remuneration, including but not limited to Long-Term Incentive awards or bonuses, stock options, performance bonuses or sign-on bonuses, will be used to determine Compensation under the Plan, except to the extent otherwise deemed Compensation for purposes of the Plan under the preceding sentence.

1.14 "CORPORATION" shall mean Bowne & Co., Inc., a Delaware corporation.


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1.15 "CREDITED SERVICE" shall mean with respect to an Eligible Employee service rendered with the Company, counting completed months as one-twelfth of a year of Credited Service In addition to the foregoing, an Eligible Employee may, subject to the approval of the Chief Executive Officer of the Corporation be granted additional years of Credited Service to a maximum of fifteen (15) years for purposes of determining the amount of certain Benefits under the Plan. Only years of service with a prior employer ( service with a prior employer shall include service with a partnership or periods of self-employment that meet the other requirements of this section and are approved by the Chief Executive Officer of the Corporation) for which the Eligible Employee will receive pension benefits paid by the prior employer shall be eligible to be considered as additional years of Credited Service under the Plan. The number of years of Credited Service so granted, if any, for each Eligible Employee shall be set forth in Appendix A. The months and years of Credited Service granted for service with a prior employer and the benefit offset set forth in Appendix A related to the prior service credit will be reduced proportionately under uniform rules established by the Administrative Committee as completed months of Credited Service are earned for employment with the Company so as to provide that the Member's total accumulated years of Credited Service under this Section
     1.15 shall not exceed twenty (20).

1.16 "EFFECTIVE DATE" shall mean January 1, 1999.

1.17 "ELIGIBLE EMPLOYEE" shall mean an employee who occupies a position of senior management with the Company who has been approved by the Board of Directors or the Chief Executive Officer of the Corporation and who is listed on Appendix A, as amended from time to time. Notwithstanding the foregoing and any other Plan provision to the contrary, an employee who is a party to a supplement executive retirement contract ("SERC") and who has been approved by the Board of Directors or the Chief Executive Officer of the Corporation shall not become a Plan


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     Member until he or she has executed, in a form satisfactory to the
     Company's counsel, a written agreement terminating all of the obligations of the Company under the SERC and canceling any entitlement thereunder in respect of such employee.

1.18 "IRS INTEREST RATE" shall mean the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the first full calendar month preceding the calendar quarter in which payment under the Plan is scheduled to begin.

1.19 "MEMBER" shall mean any person included in the membership of the Plan as provided in Article 2.

1.20 "NORMAL RETIREMENT DATE" shall mean the first day of the calendar month coincident with or next following the earlier of the date an Eligible Employee (i) attains age 62 and completes at least five (5) years of employment with the Company or any Affiliated Company, or (ii) completes thirty (30) years of employment with the Company or any Affiliated Company.

1.21 "PENSION PLAN" shall mean the Bowne Pension Plan, as amended from time to time.

1.22 "PLAN" shall mean the Bowne & Co., Inc. Supplemental Executive Retirement Plan, as amended from time to time.

1.23 "RETIREE" shall mean (a) a Member who retires on or after his or her Normal Retirement Date, (b) a Member who retires under the provisions of Section 3.04(a), (c) a Member who terminates employment with the Company and all Affiliated Companies and is entitled to a Benefit under the provisions of
     Section 3.04(b) or Section 3.04(c), or (d) a Member who receives a Benefit under the provisions of Section 3.05.


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                                                                          Page 7

                              ARTICLE 2. MEMBERSHIP
                              ---------------------

2.01 Eligibility

 (a) Every Eligible Employee in the employ of the Company on January 1, 1999 shall, subject to the provisions of Section 1.17, become a Member of the Plan on the Effective Date.

 (b) Every other employee of the Company shall become a Member of the Plan on the first day of the calendar month coincident with or next following the date he or she becomes an Eligible Employee.

2.02 Termination of Membership

     An Eligible Employee's membership under the Plan shall terminate on the later of the date he or she terminates employment with the Company and all Affiliated Companies or ceases to accrue Credited Service under the provisions of Section 3.05, unless at that time the Member is a Retiree entitled to a Benefit hereunder. A Retiree's membership under the Plan shall terminate as of the date he or she is no longer entitled to a Benefit under the Plan.


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                    ARTICLE 3. AMOUNT OF PAYMENT OF BENEFITS
                    ----------------------------------------

3.01 Payment of Benefit

     Except as otherwise provided in Sections 3.06, 3.07, and 3.10 hereof, Benefits shall be payable by the Company only with respect to a Member who becomes a Retiree, subject to the provisions of Sections 3.09 and 4.07. Such Benefits shall be payable from the general assets of the Company or from any trust the Company may establish for such purposes, or both, in the form described in 3.03.

3.02 Amount of Benefit

     The annual amount of the Benefit payable in the form of a life annuity for the life of the Member who becomes a Retiree commencing on his or her Normal Retirement Date shall be equal to

     (a) 2.5 percent of the Member's Average Final Compensation multiplied by the number of his or her year of Credited Service up to a maximum of twenty (20) years minus

     (b) the sum of (i) the annual amount of pension which is or would be payable to the Member pursuant to the provisions of the Pension Plan in the form of a single life annuity determined as of his or her date of termination of employment with the Company and all Affiliated Companies and (ii) the portion of the annual amount of pension which is or would be payable to the Member from another employer's, partnership's or self-employed sponsored plan, as set forth in Appendix A and adjusted as provided in Section 1.15, attributable to service which is recognized as Credited Service for purpose of this
         Section 3.02, assuming the benefit described in clause (i) above commenced on the later of (1) the Member's Normal Retirement Date under this Plan or (2) his or her date of termination of employment, adjusted if necessary as provided below.


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     For purposes of this Section 3.02, if any benefit amount described in clause (b)(ii) above is payable in a form other than a single life annuity, such benefit amount shall be converted to a single life annuity of Actuarial Equivalent value.

3.03 Form of Payment

 (a) Unless a Retiree has made a valid election under paragraph (b) below of an optional form of benefit, as provided herein, Benefits payable hereunder to a Retiree shall be paid in the form of a single life annuity.

 (b) A Member may elect, in writing, to convert, the Benefit otherwise payable to him or her, into the form of (i) a Ten-Year Certain and Life Annuity, as described in Section 5.02 of the Pension Plan, (ii) a joint and survivor annuity, as described in Section 5.02 of the Pension Plan, or (iii) annual installments over a three-year period payable as of the first of the month following the Member's Benefit Commencement Date and on the next two anniversaries thereof; provided that the Member makes and submits to the Administration Committee an election of such optional form at the later of
     (a) the time the Member first joins the Plan or (b) if after the time the Member first joins the Plan then at least one calendar year prior to the date on which he or she becomes a Retiree. A Member or Retiree prior to commencing benefits who fails to elect an optional form of benefit payment in a timely manner or revokes the election at least one calendar year prior to the date on which he or she becomes a Retiree shall receive his or her Benefit in accordance with paragraph (a) of this Section 3.03 of the Plan.

 (c) A Benefit which is payable in any form other than an annuity over the life of a Member shall be the Actuarial Equivalent of the Benefit payable as a life annuity over the Member's life; provided, however, in determining the amount under clause (iii) of Section 3.03(b), Actuarial Equivalent


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     shall be determined on the basis of the IRS Interest Rate in lieu of the interest rate otherwise used in the determination of Actuarial Equivalent.

3.04 Termination of Employment Before Normal Retirement Date

 (a) A Member who has not reached his or her Normal Retirement Date but who has reached his or her 55th birthday and completed at least five (5) years of employment with the Company or any Affiliated Company may terminate employment with the Company and all Affiliated Companies and, with the consent of the Company, receive, subject to the provisions of Section 3.09 and 4.07, a Benefit commencing on the first day of the month following such termination of employment; provided, however, the Company may not withhold such consent for more than twelve (12) months from the date the Administrative Committee receives the Member's written request to terminate employment with the Company and all Affiliated Companies. Upon the Member's termination of employment with the Company and all Affiliated Companies in accordance with the provisions of this paragraph (a), his or her Benefit shall be equal to (i) the difference between (A) the amount determined under the provisions of Section 3.02(a) on the basis of his or her Average Final Compensation and Credited Service as of his or her termination of employment and (B) the amount determined under clause (ii) of Section 3.02(b), and the difference is reduced by 5% for each year and 1/12 of 5% for each month of a fractional year by which the date the Retiree's Benefit begins precedes the first day of the month coincident with or next following the 62nd anniversary of his or her birth, MINUS (ii) the annual amount of pension which is or would be payable to the Member pursuant to the provisions of the Pension Plan in the form of a single life annuity determined as of his or her termination of employment assuming said benefits commenced on the date the Retiree's Benefit begins.

 (b) A Member who has not reached his or her Normal Retirement Date but who terminates employment with the


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                                                                         Page 11

     Company and all Affiliated Companies, without the consent of the Company, after completing five (5) or more years of employment with the Company or any Affiliated Company and after reaching his or her 55th birthday shall receive, subject to the provisions of Sections 3.09 and 4.07, a Benefit commencing on the first day of the month coincident with or next following his or her 62nd birthday. The Benefit payable pursuant to the provisions of this Section 3.04(b) shall be equal to the Member's Benefit determined pursuant to the provisions of Section 3.02 on the basis of his or her Average Final Compensation and Credited Service as of his or her date of termination of employment.

 (c) A Member who has not reached his or her Normal Retirement Date but who terminates employment with the Company and all Affiliated Companies after completing five (5) or more years of employment with the Company or any Affiliated Company and prior to reaching his or her 55th birthday shall receive, subject to the provisions of Sections 3.09 and 4.07, a Benefit commencing on the first day of the month coincident with or next following his or her 62nd birthday. The Benefit payable pursuant to the provisions of this Section 3.04(c) shall be equal to (i) the Member's Benefit determined pursuant to the provisions of Section 3.02(a) on the basis of his or her Average Final Compensation and Credited Service (rendered solely with the Company) as of his or her date of termination of employment MINUS (ii) the amount determined under clause (i) of Section 3.02(b). It is the intent that in the event a Member terminates employment before age 55 that the Member's Benefit payable under this paragraph (c) shall be determined solely on the basis of the Credited Service the Member earned while employed by the Company and disregarding any service rendered with a prior employer and any related offset as set forth in Appendix A.

3.05 Disability Benefit

     An Eligible Employee who has not reached his or her Normal Retirement Date and who ceases to be employed by the Company and all Affiliated Companies on account of Permanent Disability


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                                                                         Page 12

     (as defined under the Pension Plan) after completing five (5) or more years of employment with the Company or any Affiliated Company shall continue to be credited with Credited Service until the earlier of (i) the date he or she reaches his or her Normal Retirement Date or (ii) the date Benefit payments commence under this Section 3.05. Upon reaching his or her Normal Retirement Date, such disabled Eligible Employee shall receive a Benefit equal to an amount determined under Section 3.02, based on his or her Average Final Compensation at the time he or she ceased employment on account of said disability and his or her Credited Service based on Section
     1.15 and the preceding provisions of this Section 3.05. Notwithstanding the foregoing, such disabled Eligible Employee may elect to commence payment of his or her Benefit prior to his or her Normal Retirement Date as of the first day of any month following his or her attainment of age 55. In that event, such disabled Eligible Employee shall be entitled to a Benefit in an amount determined under Section 3.04(a) based on his or her Average Final Compensation at the time he or she ceased employment on account of said disability and his or her Credited Service as of the date he or she commences payment hereunder determined pursuant to the provisions of
     Section 1.15 and the preceding provisions of this Section 3.05.

3.06 Pre-Retirement Death Benefit

 (a) If an Eligible Employee dies while actively employed by the Company or while accruing Credited Service under the provisions of Section 3.05, a death benefit shall be payable to his or her Beneficiary as hereinafter provided. Such death Benefit shall be equal to fifty percent (50%) of the Member's Average Final Compensation determined as of his or her date of death reduced by (i) the amount payable on his or her behalf under the Pension Plan. Such Benefit shall be payable each year for a ten-year period to the Member's designated Beneficiary commencing as soon as practicable after the Member's date of death. In the event the Member's Beneficiary does


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                                                                         Page 13

     not survive the ten-year period, a lump sum of Actuarial Equivalent value to the remaining payments shall be paid to the estate of the Beneficiary.

 (b) In the event the Beneficiary is the Member's estate, the Benefit otherwise payable under this Section 3.06(b), shall be converted into a single lump sum amount of Actuarial Equivalent value. Such lump sum payment shall be made as soon as administratively practicable following the Member's date of death.

 (c) If a Retiree who is entitled to a Benefit under the provisions of
     Section 3.04 (b) or Section 3.04(c) dies prior to the date said benefit commences, a death benefit shall be payable to his or her Beneficiary as herein provided. Such death benefit shall be in the form of a lump sum payment and shall be the equal to the Actuarial Equivalent value of the Benefit the Retiree would have been entitled on the first day of the month coincident with or next following his or her 62nd birthday. Such lump sum payment shall be made as soon as administratively practicable following the Retiree's date of death.

3.07 Restoration of Service

     If a Retiree is restored to employment with the Company or an Affiliated Company, the payments under the Plan shall be discontinued. Upon subsequent retirement or termination of employment with the Company or any Affiliated Company, the Retiree's Benefit shall be recomputed in accordance with the provisions of this Article 3, as applicable, and shall again become payable to such Member in accordance with the provisions of the Plan. The amount determined in the preceding sentence shall be offset by the actuarial value of the benefits he or she received from the Plan.


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                                                                         Page 14

3.08 Change of Beneficiary After Retirement

     In the event a Benefit commences to be paid under this Article 3 to a Retiree in a form other than an annuity for the life of the Retiree only, the Retiree may, at any time, upon written notice to the Administrative Committee, change the Beneficiary under this Plan to anyone. Unless required by applicable law, in the event of a change of Beneficiary hereunder, no consent of the Beneficiary previously designated will be required. However payments under this Plan to any Beneficiary named by the Retiree shall be payable in the same amount and for the same duration as the benefits that would have been payable to the person named as Beneficiary by the Retiree when his or her benefits under the Plan commenced to be paid.

     Such designation shall remain in force until revoked by the Retiree by filing a new beneficiary form with the Administrative Committee.

3.09 Non-competition

     A Member or Retiree shall not:

     (a) disclose any confidential information or trade secrets derived from the Company or any Affiliated Company to a competitor of the Company or any Affiliated Company;
     (b) disclose to any person information which, whether or not derived from the Company or any Affiliated Company, would be beneficial to a competitor of the Company or any Affiliated Company;
     (c) make investments in the aggregate of more than one percent (1%) of the capital of a competing business either in the form of a stock purchase, contribution to capital, loan or any other form, or any combination of the foregoing;
     (d) render or give advice or assistance to a competing business whether as a consultant or otherwise;


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                                                                         Page 15

     (e) become an officer or director of a corporation or member of a partnership or trustee of a trust which conducts, by itself or through one or more subsidiaries, a competing business or become an employee of such corporation, partnership, trust, or business.

     If any of the above shall occur, all Benefits which the Retiree has previously received must be repaid to the Company and all benefits which would otherwise be payable under the Plan to him or her shall be forfeited in their entirety, and the Company shall have no further obligations hereunder.

     The foregoing non-competition provisions shall apply to lines of business in which the Company or any Affiliated Company is engaged during the term of the Member's employment or at the time of the termination of the Member's employment, and shall not apply to new lines of business engaged in by the Company or any Affiliated Company subsequent to the termination of the Member's employment.

3.10 Change of Control Provisions

 (a) Notwithstanding any provisions of this Plan to the contrary, in the event a Change of Control Event occurs

     (i) the requirement that Members must complete five (5) or more years of service shall be waived for all Members employed by the Company on the date a Change of Control event occurs.

     (ii) a Member who terminates employment with the Company and all Affiliated Companies within two years and six months of the date on which a Change of Control Event first occurs after reaching his or her 55th birthday shall be entitled to retire, without consent of the Company, and receive a Benefit determined under the provisions of
          Section 3.04(a).


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                                                                         Page 16

     (iii) The Benefit payable pursuant to Section 3.04 (c), if applicable, shall be calculated by using all Credited Service, including any additional years of service with a prior employer if previously granted by the Chief Executive Officer pursuant to Section 1.15.

 (b) Upon the occurrence of a Change of Control Event (i) all Retirees then receiving or then entitled to receive a Benefit under the Plan, and (ii) all Beneficiaries in receipt of a Benefit under the Plan shall automatically receive, in a single lump sum payment, the Actuarial Equivalent value of any Benefit payments remaining due as of the date the Change of Control Event first occurs. The amount of such lump sum payment shall be calculated on the basis of the Mortality Table set forth in
     Section 1.01 and the IRS Interest Rate. Such lump sum payment shall be made as soon as practicable on or following the Change of Control Event. In the event the Retiree dies after such Change of Control Event occurs but before receiving such lump sum payment, such lump sum payment shall be made to his or her Beneficiary. In the event a Beneficiary receiving benefits at the time the Change of Control Event first occurs dies prior to receiving the lump sum payment due under the provisions of this Section 3.10(b), such lump sum payment shall be made to the Beneficiary's estate. For purposes of this paragraph (b) and determining the annual rate of interest under
     Section 1.17, payments are scheduled to begin as of the date the Change of Control Event first occurs.

(c) If a Member who was employed by the Company or an Affiliated Company on the date a Change of Control first occurs terminates employment with the Company and all Affiliated Companies for any reason within two years and six months of the date a Change of Control Event first occurs, such Member shall automatically receive in a single lump sum payment, the Actuarial Equivalent value of the Benefit accrued by said Member under the Plan as of termination of employment. The amount of such lump sum payment shall be calculated on the basis of the

     Mortality Table set forth in Section 1.01 and the IRS Interest Rate. Such lump sum payment shall be made as soon as possible on or following his or her termination of employment. In the event such Member dies after his or her termination of employment but before receiving payment, the lump sum payment shall be made to his or her Beneficiary. The calculation of the lump sum payment hereunder shall be based on the Member's Benefit as if it were paid in the form of a single life annuity to the Member commencing on the Member's Benefit Commencement Date; provided, however, if the Member terminates employment prior to reaching his or her 55th birthday, the calculation of the lump sum payment shall be based on the Member's Benefit as if it were paid in the form of a single life annuity to the Member commencing on his or her Normal Retirement Date.

                          ARTICLE 4. GENERAL PROVISIONS
                          -----------------------------

4.01 Administration

     The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Administrative Committee. The Administrative Committee shall have full discretionary authority to interpret the Plan and resolve all matters arising in connection with the Plan. The Administrative Committee may adopt procedural rules and may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Administrative Committee shall be conclusive and binding on all persons. The expenses of the Administrative Committee attributable to the administration of this Plan shall be paid directly by the Company.

4.02 Funding

 (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, unless the provisions of paragraph (b) below are applicable.

 (b) The Board of Directors may, for administrative reasons, establish a grantor trust for the benefit of Eligible Employees in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

     (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

     (ii) the Company shall be treated as the "grantor" of said trust for purposes of Section 671 and 677 of the Internal Revenue Code; and

     (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

4.03 No Contract of Employment

     The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him or her without regard to the effect which such treatment might have upon him or her as an Eligible Employee in the Plan.

4.04 Competency

     If the Administrative Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or has died, then the Company, if it so elects, may direct that any payment due his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or for the benefit of his or her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

4.05 Withholding Taxes

     The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

4.06 Nonalienation

     Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee may deem proper.

4.07 Forfeiture for Cause

     In the event that an Eligible Employee, Member, or Retiree shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Eligible Employee, Member, or Retiree in his or her relationship with the Company, an Affiliated Company, or a customer of the Company or an Affiliated Company, all Benefits that would otherwise be payable to him or her under the Plan shall be forfeited. If a Retiree shall at any time be under indictment for any such crime any Benefit amounts payable to such Retiree shall be suspended pending conviction, dismissal or an acquittal in respect thereof. If the Retiree is not convicted, the suspended amounts shall be paid to him or her (with interest accruing at the IRS Interest Rate in effect on the date of suspension) within thirty days after the date of the dismissal or acquittal.

4.08 Mergers/Transfers

     This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Eligible Employee, his or her designees and his or her estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

4.09 Calculations

     Whenever, under this Plan, it is necessary to determine whether one benefit is less than, equal to, or larger than another, whether or not such benefits are provided under this Plan, such determination shall be made by the Company's independent consulting actuary.

4.10 Elections

     All elections, designations, requests, notices, instructions, and other communications from an Eligible Employee, Member, Retiree, or other person to the Administrative Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Administrative Committee, shall be mailed by first-class mail or delivered to the Senior Vice President of Human Resources unless otherwise specified by the Administrative Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Senior Vice President of Human Resources or other designee.

4.11 Acceleration of Payment

     Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments hereunder to a Retiree or Beneficiary before such payments are otherwise due if the Administrative Committee determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving an Eligible Employee, Retiree or Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves an Eligible Employee, Retiree or Beneficiary, that an Eligible Employee, Retiree or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they are paid to him or her.

4.12 Construction

 (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly-compensated employees and, therefore, exempt from the requirements of Sections 201, 301 and 401 of ERISA. All rights hereunder shall be governed by and construed in accordance with the laws of the State of New York and, except to the extent otherwise herein provided, in accordance with the provisions of the Pension Plan.

 (b) The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

4.13 Insurance Products

     The Company may require each Eligible Employee to assist it in obtaining life insurance policies on the lives of each Eligible Employee, which policies would be owned by, and be payable to, the

     Company. The Eligible Employee may be required to complete an application for life insurance, furnish underwriting information including medical examinations by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company's underwriter, as designated by the Company. An Eligible Employee shall have no right or interest in such policies or the proceeds thereof.

4.14 Nature of Obligation

     No Eligible Employee, Member, Retiree, or Beneficiary shall have any interest in any specific asset of the Company or any Affiliated Company as a result of the Plan. Nothing contained herein shall be deemed to create a trust of any kind of any fiduciary relationship between the Company (or any Affiliated Company) and any Eligible Employee, Member, Retiree, or Beneficiary. Any right to receive any Benefit under the Plan shall only be the right of a general unsecured creditor.

4.15 Claims Procedure

 (a) Submission of Claims

     Claims for benefits under the Plan shall be submitted in writing to the Administrative Committee or to an individual designated by the Administrative Committee for this purpose.

 (b) Exhaustion of Remedy

     No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures promulgated by the Administrative Committee for review of claims.

                       ARTICLE 5. AMENDMENT OR TERMINATION
                       -----------------------------------

Except as otherwise provided below, the Corporation, by action of its Board of Directors, reserves the right to modify or to amend, in whole or in part, or to terminate this Plan at any time. Notwithstanding the foregoing, the Chief Executive Officer of the Corporation may amend Section 3.04 of the Plan, as he deems necessary, to reduce the reduction for early commencement with respect to an Eligible Employee who terminates employment with the Company's approval, prior to his or her Normal Retirement Date. However, no modification, amendment or termination of the Plan shall reduce the Benefit being paid to a Retiree or Beneficiary as of the date of any such amendment or termination. In respect of any Member who is not a Retiree, no modification or amendment shall materially adversely affect such Member, unless such Member consents to such modification or amendment in writing, and if the Plan is terminated by the Company, each Member shall have an immediate nonforfeitable right to a Benefit calculated under Article 3 of the Plan, with the amount determined under Section 3.02(a) based on such Member's Credited Service and Average Final Compensation to the date of such Plan termination. For purposes of applying the offset of the Member's benefit under the Pension Plan, the amounts of said pension shall be computed under the provisions of the Plan as though the date of Plan termination was the Member's date of termination of employment. Any action to modify, amend or terminate the Plan by the Board of Directors shall be taken in such manner as may be permitted under the by-laws of the Corporation.

Notwithstanding the foregoing provisions of this Article 5, however, upon the occurrence of a Change of Control Event and at all times thereafter, the Corporation shall not discontinue, terminate, suspend, or amend the Plan, in whole or in part, in any manner that would adversely affect the right of any (i) Member, Retiree or beneficiary to receive the Benefits provided under the Plan or (ii) any Member to earn future Credited Service pursuant to the on the date immediately prior to the date a Change of Control Event occurs; provided, nothing in this Article 5 should be construed to be a guaranty of continued employment.